Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213601

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 12, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 27, 2016)

Shares of Common Stock

Warrants to Purchase	Shares of Common Stock

We are offering            shares of our common stock and            warrants to purchase up to            shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase         share of our common stock. Each warrant will have an exercise price of $            per whole share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The shares of common stock and warrants will be immediately separable and will be issued separately, but will be purchased together in this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants being offered in this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “DMPI.” On April 11, 2017, the last reported sale price of our common stock on The NASDAQ Capital Market was $4.15 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on any securities exchange or other quotation system. Without an active trading market, the liquidity of the warrants will be limited.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 2 in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE AND RELATED WARRANT	TOTAL
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds to us before expenses	$	$

(1)	In addition, we have agreed to pay the placement agent a management fee equal to 1% of the gross proceeds of this offering and to reimburse the placement agent for offering expenses in the non-accountable sum of $10,000 and for legal fees and expenses up to $100,000. We have also agreed to give the placement agent warrants in an amount equal to 5% of the number of shares placed by them in this offering. Such warrants will be identical to the warrants offered to investors, except the exercise price shall be 125% of the offering price per unit, and the warrants will be restricted from transfer for 180 days pursuant to FINRA Rule 5110(g). See the “Plan of Distribution” section of this prospectus for more information on the placement agent arrangements.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. Wainwright is not purchasing or selling the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered. We have agreed to pay Wainwright a placement fee equal to 7% of the aggregate gross proceeds to us from the sale of the securities in the offering. Wainwright may engage one or more brokers, dealers, or sub-agents in connection with this offering. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $            . Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We have not arranged to place the funds from investors in an escrow, trust or similar account.

Rodman & Renshaw
a unit of H.C. Wainwright & Co.

Prospectus Supplement dated April         , 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts of this document combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the biotechnology sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should consider carefully all of the factors set forth or referred to in this prospectus supplement that could cause actual results to differ.

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SUMMARY OF PROSPECTUS SUPPLEMENT

Trademarks and Trade Names

This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Corporate Information

We are a Nevada corporation formed on June 24, 2009. We are the parent company of Del Mar Pharmaceuticals (BC) Ltd., a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical and commercial stage drug development company with a focus on the treatment of cancer. We are conducting clinical trials in the United States with our product, VAL-083, as a potential new treatment for glioblastoma multiforme, the most common and aggressive form of brain cancer. We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia and lung cancer. We plan to seek marketing partnerships in China, and other jurisdictions, in order to potentially generate future royalty revenue as well as to pursue independent development and commercialization of VAL-083 and potentially other product candidates that we may acquire or discover through our research activities.

Our principal executive offices are located a Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5 and our telephone number is (604) 629-5989. We maintain an internet website at www.delmarpharma.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common Stock offered by us	shares (excluding shares of common stock issuable upon exercise of the warrants being offered in this offering). This prospectus supplement also relates to the offer and sale of the shares of common stock underlying the warrants being offered by us.

Warrants offered by us	warrants to purchase up to shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase share of our common stock at an exercise price of $ per share. The warrants will be exercisable upon issuance and will expire on the five-year anniversary of issuance. See “Description of Our Securities.”

Common stock to be outstanding after this offering	shares, assuming the warrants offered in this offering were to be immediately issued and exercised in full.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, research and development and other commercial expenditures. See “Use of Proceeds” on page S-7 for further information.

Risk factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” on page S-5 of this prospectus supplement and the “Note Regarding Forward-Looking Statements” on page S-2 of the prospectus supplement and the risk factors included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ Capital Market symbol	“DMPI.” There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any securities exchange or other quotation system. Without an active trading market, the liquidity of the warrants will be limited.

Except as otherwise indicated, all information in this prospectus supplement is based on 10,692,413 shares outstanding on March 31, 2017 and excludes as of such date;

●	982,761 shares of our common stock reserved for issuance upon exchange of the Exchangeable Shares of Exchangeco issued pursuant to our reverse-merger transaction;

●	4,413,520 shares of our common stock reserved for issuance upon exercise of outstanding warrants, having a weighted-average exercise price of $3.53 per share, of which 4,379,020 are currently exercisable;

●	2,218,417 shares of our common stock reserved for issuance upon conversion of our Series B Preferred Stock;

●	1,120,850 shares of our common stock reserved for issuance under our stock option plans; and

●	shares of common stock issuable upon exercise of warrants to be issued in this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended June 30, 2016, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Associated With This Offering

Our management will have broad discretion as to the use of the proceeds of this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

You will experience immediate and substantial dilution in the net tangible book value per share of the stock you purchase.

The combined public offering price per share of our common stock and related warrant will be substantially higher than the net tangible book value (deficit) per share of our common stock immediately prior to the offering. After giving effect to the sale of            shares of our common stock and related warrants in this offering, at a combined public offering price of $             per share and related warrant, and after deducting the placement agent fees and estimated offering expenses payable by us and attributing no value to the warrants sold in this offering, purchasers of our common stock and warrants in this offering will incur immediate dilution of $             per share in the net tangible book value (deficit) of the common stock they acquire. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of the warrants is higher than the tangible book value (deficit) per share of our common stock. For a further description of the dilution that investors in this offering will experience, see “Dilution.”

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares of our common stock issued, you may experience further dilution.

You may not be able to resell your warrants.

There is no established trading market for the warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to list the warrants on any securities exchange or other quotation system, and you may not be able to resell your warrants. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the warrants.

Investors will have no rights as a common stockholder with respect to their warrants until they exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants except as set forth in the Warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

Each warrant will have an exercise price of $             per whole share and will expire on the five-year anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

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You may experience future dilution as a result of future equity offerings or debt offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering, which would result in those newly issued shares being dilutive to your investment. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could impair the value of your shares. Further, the issuance of debt securities in order to obtain additional funds may impose restrictions on our operations and may impair our working capital as we service any such debt obligations.

We are currently listed on the Nasdaq Capital Market. If we are unable to maintain listing of our securities on the Nasdaq Capital Market or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our common stock is currently listed on the Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on the Nasdaq Capital Market, or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The Listing Rules of the Nasdaq Capital Market require listing issuers to comply with certain standards, including financial parameters and corporate governance requirements, in order to remain listed on its exchange. The financial parameters include maintaining a minimum number of holders of our securities, a minimum stock price and either a minimum amount in stockholders’ equity or a minimum market value of listed securities. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting the placement agent fees and expenses and the other estimated offering expenses payable by us, will be approximately $           .

We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, research and development and other commercial expenditures. We also may use a portion of the net proceeds to acquire additional product candidates or complementary assets or businesses, although we have no understandings or commitments to do so. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds from this offering. Pending their use as described above, we intend to invest the net proceeds of this offering in high-quality, short-term, interest-bearing securities.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. The holders of the Series A Preferred Stock are entitled to cumulative dividends at the rate of 3% of the stated value of the Series A Preferred Stock per year, payable quarterly in arrears. The holders of the Series B Preferred Stock are entitled to, pari passu with the Series A Preferred Stock, cumulative dividends at an annual rate of 9% of the stated value of the Series B Preferred Stock and any dividends declared and paid on the common stock on an as-converted basis. Dividends on the Series B Preferred Stock shall be payable solely in shares of common stock, in an amount for each holder equal to the aggregate dividend payable to such holder with respect to the shares of Series B Preferred Stock held by such holder as of the dividend payment date, divided by the applicable conversion price as of the dividend payment date.

Except as set forth above, we currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

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DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the combined public offering price per share and related warrant in this offering and our as adjusted net tangible book value (deficit) per share immediately after this offering assuming no value is attributed to the warrants, and such warrants are accounted for and classified as equity. Net tangible book value (deficit) per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2016, our net tangible book value (deficit) was approximately $2,673,930, or approximately $0.26 per share.

After giving effect to the sale by us of          shares of our common stock and warrants to purchase up to          shares of our common stock in this offering at a combined public offering price of $          per share and related warrant, after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of December 31, 2016 would have been approximately $           million, or approximately $           per share. This represents an immediate increase in net tangible book value (deficit) of $          per share to existing stockholders and an immediate dilution of $          per share to new investors purchasing shares of our common stock and related warrants in this offering, attributing none of the combined public offering price to the warrants offered hereby. The following table illustrates this per share dilution (unaudited):

Public offering price per share of common stock and related warrant			$
Net tangible book value per share as of December 31, 2016		$0.26
Increase per share attributable to this offering	$
As adjusted net tangible book value per share as of December 31, 2016 after this offering			$
Dilution per share to new investors participating in this offering			$

The number of shares of common stock shown above to be outstanding after this offering is based on 10,471,208 shares outstanding on December 31, 2016 and excludes as of such date;

●	1,014,011 shares of our common stock reserved for issuance upon exchange of the Exchangeable Shares of Exchangeco issued pursuant to our reverse-merger transaction;

●	4,508,852 shares of our common stock reserved for issuance upon exercise of outstanding warrants, having a weighted-average exercise price of $3.46 per share, of which 4,508,852 are currently exercisable;

●	2,224,668 shares of our common stock reserved for issuance upon conversion of our Series B Preferred Stock;

●	896,250 shares of our common stock reserved for issuance under our stock option plans; and

●	shares of common stock issuable upon exercise of warrants to be issued in this offering.

To the extent that any options or warrants are exercised, new options are issued under our stock option plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there may be further dilution to purchasers of common stock in this offering.

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DESCRIPTION OF OUR SECURITIES

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value of $0.001 per share.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

General

The Company’s articles of incorporation authorize the issuance of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

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●	any listing of the preferred stock on any securities exchange;

●

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Special Voting Preferred Stock

Pursuant to our Certificate of Designation of the Company’s Special Voting Preferred Stock, one share of our blank check preferred stock has been designated as Special Voting Preferred Stock and is issued and outstanding. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of 0959456 B.C. Ltd., a British Columbia corporation and our wholly-owned subsidiary (formed for the purpose of effectuating our reverse merger transaction that closed in January 2013 (“Exchangeco”)) outstanding as of the applicable record date (i) that are not owned by us or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the voting and trust agreement (the “Trust Agreement”) among the Company, Exchangeco and Computershare Trust Company of Canada.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of us upon any liquidation, and is not convertible into common stock.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

Series A Preferred Stock

Pursuant to our Certificate of Designation of Series A Preferred Stock, we designated 278,530 shares of preferred stock as Series A Preferred Stock. As of March 31, 2017, there were and 278,530 shares of Series A Preferred Stock issued and outstanding. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holders of the Series A Preferred Stock are entitled to cumulative dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of us, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets available for distribution to our stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

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Series B Preferred Stock

On April 29, 2016, we filed a Certificate of Designation (the “Series B Certificate of Designations”) with the Secretary of State of Nevada to designate the preferences, rights and limitations of the Series B Preferred Stock. Pursuant to the Certificate of Designations, we designated 1,000,000 shares of the Company’s preferred stock as Series B Preferred Stock. The Series B Preferred Stock has a Stated Value of $8.00 per share. The Series B Preferred Stock is convertible at the option of the holder into such number of shares of the Company’s common stock equal to the number of shares of Series B Preferred Stock to be converted, multiplied by the stated value of $8.00 (the “Stated Value”), divided by the Conversion Price in effect at the time of the conversion (the initial conversion price is $3.20, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series B Preferred Stock will automatically convert to common stock at the earlier of (a) our lead product candidate, VAL-083, receiving Food and Drug Administration or European Medicines Agency approval (provided that, at the time of such approval, the closing bid price of the common stock is at least $8.00 (subject to adjustment for stock splits or stock dividends) or (b) five years from the filing of the Series B Certificate of Designations. Pursuant to the Series B Certificate of Designation, holders will receive cumulative dividends at a rate of 9% per year, payable quarterly in arrears in shares of common stock (“PIK Shares”), valued based on the conversion price of the Series B Preferred Stock. The Series B Preferred Stock votes on an as-converted basis with our common stock and upon any liquidation, dissolution or winding-up of us, the holders of the Series B Preferred Stock will be entitled to receive, pari passu with the Series A Preferred Stock, for each share of Series B Preferred Stock an amount equal to the Stated Value per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock or the our Special Voting Preferred Stock. As of March 31, 2017, there are 887,363 shares of Series B Preferred Stock outstanding.

In connection with the sale of the Series B Preferred Shares, we and the holders of our Series B Preferred Stock (the “Series B Holders”) also entered into a Royalty Agreement (the “Royalty Agreement”), pursuant to which we will pay to the Series B Holders, in aggregate, a low, single-digit royalty on net revenue for VAL-083 products sold directly by us and on cash proceeds received by us pursuant to licensing or partnering agreements for VAL-083 products.   Such royalty amount shall be increased by 25% if, within twelve months of the closing date for the Series B financing, we issue common shares or preferred shares at a price that is lower than the Conversion Price of the Series B Preferred Shares.

The royalty payment will be allocated amongst the Series B Holders based on their pro rata ownership of the Series B Preferred Shares at the time the royalty is paid and is dependent on continued holding of the Series B Preferred Shares.  The right to receive royalty payments vests in equal thirds upon each of the first, second and third 12-month anniversary dates of the Series B Closing. Any Series B Holder that exercises its conversion rights prior to 36 months after the Closing will only receive payments in respect of rights vested before the conversion and all unvested portions of the royalty will be reallocated amongst the remaining Series B Holders for distribution.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares and related warrants, consisting of an aggregate of           shares of common stock and warrants to purchase an aggregate of            shares of common stock at an exercise price of $            per whole share. The shares of common stock and the warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants being offered in this offering.

Common Stock

For a description of our common stock being offered hereby, please see “Description of Our Securities” above.

Warrants

Form. The warrants will be issued in certificated form.

Exercisability. The warrants will be exercisable upon issuance and will expire on the five-year anniversary of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full of the exercise price within the time period specified in the warrant in available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we may elect to either pay the holders an amount in cash equal to the fractional amount multiplied by the current market price of our common stock or round up such fractional share to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with affiliates) would beneficially own in excess of 4.99% (or, at the election of a holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage of ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice from the holder to us provided that any increase in the beneficiary ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $           . The exercise price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The warrants will not be listed on The NASDAQ Capital Market. We do not intend to list the warrants on any securities exchange or other quotation system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any merger or consolidation with or into another entity, the holders of the warrants shall have the right to exercise the warrant concurrent with the closing of the fundamental transaction and receive, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the warrant (the “Alternate Consideration”). At the warrant holder’s option and request, any successor to us or surviving entity in such fundamental transaction shall issue to the holder a new warrant substantially in the form of the warrants offered by this prospectus a evidencing the holder’s right to purchase the Alternate Consideration for the aggregate exercise price upon exercise thereof. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their warrants at their fair value using the Black Scholes option pricing formula.

Subsequent Rights Offerings. In the event that we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock then the holder will be entitled to acquire, upon the terms applicable to such common stock equivalents or rights to purchase stock, warrants, securities or other property, the aggregate number of common stock equivalents or rights to purchase stock, warrants, securities or other property which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrants.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders’ ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant except as set forth in warrant.

S-13

PLAN OF DISTRIBUTION

We are offering shares of our common stock and related warrants to purchase shares of our common stock. However, there is no minimum offering amount required as a condition to closing and we may sell significantly fewer shares of common stock and related warrants in the offering than are being offered.

In determining the offering price of the shares of common stock and related warrants, we will consider a number of factors including, but not limited to, the current market price of our common stock, trading prices of our common stock over time, the volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. Once the offering price is determined, the offering price for the shares of common stock and related warrants will remain fixed for the duration of the offering.

H.C. Wainwright & Co., LLC (the “Placement Agent”) has agreed to act as our exclusive placement agent in connection with the offering pursuant to the terms and conditions of an engagement agreement. The Placement Agent is not purchasing or selling any securities offered by this prospectus, and is not required to arrange for the purchaser or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. We will enter into a securities purchase agreement directly with certain institutional investors. Other investors will rely solely on this prospectus in connection with the purchase of securities in this offering. The Placement Agent may retain one or more brokers, dealers or sub-agents in connection with the offering.

We have agreed to pay to the Placement Agent a placement agent fee equal to seven percent (7%) of the aggregate gross proceeds to us from the sale of the securities in the offering. In addition, we have agreed to pay the placement agent a management fee equal to one percent (1%) of the gross proceeds of this offering and to reimburse the placement agent for offering expenses in the non-accountable sum of $10,000 and for legal fees and expenses in an amount up to $100,000, subject to compliance with FINRA Rule 5110(f)(2)(D)(i). In addition, we have agreed to issue warrants to the Placement Agent, or its designees, to purchase that number of shares of our common stock equal to 5% of the aggregate number of shares of common stock placed in this offering (but not with respect to any shares of common stock issuable upon exercise of warrants issued in this offering). The placement agent warrants will have substantially the same terms as the warrants being sold concurrently to the investors in this offering, except that the placement agent warrants will have a term of no greater than five years from the effective date of this prospectus supplement and an exercise price per share equal to 125% of the public offering price for shares sold in this offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We estimate total expenses of this offering, excluding the placement agent fees and expenses, will be approximately $150,000. The following table shows the per share and total fees we will pay to the placement agent assuming the sale of all of the shares offered pursuant to this prospectus.

Public offering price per share and related warrant	$	$
Placement Agent fees	$	$
Proceeds to us before expenses	$	$

S-14

Right of First Refusal and Tail Fee

We have agreed to give the placement agent a right of first refusal during a period of up to nine months following consummation of this offering (i) to act as co-lead manager, co-lead placement agent or co-lead agent in the event we or any of our subsidiaries decide to finance or refinance any indebtedness or (ii) to act as manager, placement agent, agent or underwriter if we or any of our subsidiaries decide to raise funds by means of a public offering or a private placement of equity or debt securities. We have also agreed to a nine-month tail fee equal to the cash and warrant compensation in this offering, if any investor whom the Placement Agent contacted with respect to this offering during the term of their engagement, provides us with further capital during such nine-month period following termination of our engagement on April 20, 2017.

Lock-up

Pursuant to the securities purchase agreement, subject to certain exceptions, we and our subsidiaries have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents for a period of 90 days following the consummation of this offering.

The engagement agreement provides that we will indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act of 1933, as amended. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock, overallotment purchase rights and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-15

Exemption

We are offering the securities under this prospectus supplement in reliance on an exemption from the requirement to provide the investors with a prospectus under the Securities Act (British Columbia) (the “Act”). The exemption was granted by the British Columbia Securities Commission on April 10, 2017 pursuant to section 76 of the Act. As a consequence, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to any purchasers in British Columbia.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fennemore Craig, P.C., Reno, Nevada. Certain legal matters in connection with this offering will be passed upon for the Company by Lowenstein Sandler, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements as of June 30, 2016 and 2015 and for each of the two years in the period ended June 30, 2016 have been incorporated by reference in this prospectus have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Information on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC (provided, however, that all reports, exhibits and other information that we have “furnished” to the SEC will not be considered incorporated by reference into this prospectus):

●	our Annual Report on Form 10-K for the year ended June 30, 2016 filed with the SEC on September 13, 2016;
●	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2016 and December 31, 2016, filed with the SEC on November 10, 2016 and February 10, 2017, respectively;
●	our Current Report on Form 8-K filed with the SEC on October 7, 2016; and
●	the description of our common stock, par value $0.001 per share, contained in our Form 8-A filed on July 8, 2016, including any amendment or report filed for the purpose of updating such description.

S-16

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

Any statements contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement and the accompanying prospectus. Statements contained in this prospectus supplement, the accompanying prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus supplement). Requests should be directed to:

DelMar Pharmaceuticals, Inc.

Suite 720-999 West Broadway

Vancouver, British Columbia, Canada V5Z 1K5

Attention: Corporate Secretary

(604) 629-5989

S-17

PROSPECTUS

$100,000,000

DELMAR PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “DMPI.” On September 9, 2016, the last reported sales price for our common stock was $7.10 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $83,266,982 based on 10,317,193 shares of common stock outstanding, of which 9,462,157 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market of $8.80 per share on July 18, 2016. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated September 27, 2016

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “DelMar,” the “Company,” “we,” “our” or “us” in this prospectus refer to DelMar Pharmaceuticals, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

●	our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials;

●	our ability to recruit qualified management and technical personnel;

●	the success of our clinical trials;

●	our ability to obtain and maintain required regulatory approvals for our products; and

●	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT DELMAR

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009.

DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical and commercial stage drug development company with a focus on the treatment of cancer. We are conducting clinical trials in the United States with our product, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer. We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. We plan to seek marketing partnerships in China, and other jurisdictions, in order to potentially generate future royalty revenue as well as to pursue independent development and commercialization of VAL-083 and potentially other product candidates that we may acquire or discover through our research activities.

We have incurred losses since our inception. Since our inception on April 6, 2010 through June 30, 2016, we have accumulated net losses of $32,237,859. We incurred net losses of $8,864,864 for the year ended June 30, 2016, and a net loss of $4,347,767 for the year ending June 30, 2015.

Our principal executive offices are located a Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5. Our telephone number is (604) 629-5989. We maintain an Internet website at www.delmarpharma.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital to support research and development, including clinical trials, and general corporate purposes.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 50,000,000 shares of common stock, par value of $0.001 per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “DMPI”.

DESCRIPTION OF PREFERRED STOCK

General

The Company’s articles of incorporation authorize the issuance of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

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The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Special Voting Preferred Stock

Pursuant to the Certificate of Designation of the Company’s Special Voting Preferred Stock, one share of the Company’s blank check preferred stock has been designated as Special Voting Preferred Stock and is issued and outstanding. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of 0959456 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (formed for the purpose of effectuating the Company’s reverse merger transaction that closed in January 2013 (“Exchangeco”)) outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the voting and trust agreement (the “Trust Agreement”) among the Company, 0959454 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (formed for the purpose of effectuating the Company’s reverse merger transaction that closed in January 2013), Exchangeco and Computershare Trust Company of Canada.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

Series A Preferred Stock

Pursuant to the Company’s Certificate of Designation of Series A Preferred Stock, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. As of September 9, 2016, there were and 278,530 shares of Series A Preferred Stock issued and outstanding. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holders of the Series A Preferred Stock are entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

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Series B Preferred Stock

On April 29, 2016, the Company filed a Certificate of Designation (the “Series B Certificate of Designations”) with the Secretary of State of Nevada to designate the preferences, rights and limitations of the Series B Preferred Stock. Pursuant to the Certificate of Designations, the company designated 1,000,000 shares of the Company’s preferred stock as Series B Preferred Stock. The Series B Preferred Stock has a Stated Value of $8.00 per share. The Series B Preferred Stock is convertible at the option of the holder into such number of shares of the Company’s common stock equal to the number of shares of Series B Preferred Stock to be converted, multiplied by the stated value of $8.00 (the “Stated Value”), divided by the Conversion Price in effect at the time of the conversion (the initial conversion price is $3.20, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series B Preferred Stock will automatically convert to common stock at the earlier of (a) the Company’s lead product candidate, VAL-083, receiving Food and Drug Administration or European Medicines Agency approval (provided that, at the time of such approval, the closing bid price of the common stock is at least $8.00 (subject to adjustment for stock splits or stock dividends) or (b) five years from the final closing of the Series B Preferred Stock. Pursuant to the Series B Certificate of Designation, holders will receive cumulative dividends at a rate of 9% per year, payable quarterly in arrears in shares of common stock (“PIK Shares”), valued based on the conversion price of the Series B Preferred Stock. The Series B Preferred Stock votes on an as-converted basis with the Company’s common stock and upon any liquidation, dissolution or winding-up of the Company the holders of the Series B Preferred Stock will be entitled to receive, pari passu with the Series A Preferred Stock, for each share of Series B Preferred Stock an amount equal to the Stated Value per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock or the Company’s Special Voting Preferred Stock. As of September 9, 2016, there are 902,238 shares of Series B Preferred Stock outstanding.

DESCRIPTION OF WARRANTS

  We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

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EXPERTS

The consolidated financial statements of DelMar Pharmaceuticals, Inc. as of and for the years ended June 30, 2016 and June 30, 2015 appearing in DelMar Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended June 30, 2016, have been audited by PricewaterhouseCoopers LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended June 30, 2016 filed with the SEC on September 13, 2016;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 8, 2016 (File No. 001-37823), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Scott Praill, Chief Financial Officer, DelMar Pharmaceuticals, Inc. 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, telephone number 604-629-5989.

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         Shares of Common Stock

Warrants to Purchase       Shares of Common Stock

PROSPECTUS SUPPLEMENT

Rodman &Renshaw

a unit of H.C. Wainwright & Co.

April            , 2017